Exhibit 10
                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

         THIS AGREEMENT is made this 15th day of August, 2001 by and between Amar Bahadoorsingh, of 43 - 06 Main Street, Flushing, NY 11355 ("Vendor") and John Hromyk of 23 Burnside Drive, Unit 3, Bragg Creek, Alberta T0L 0K0 ("Purchaser") for the purpose of setting forth the terms and conditions upon which the Vendor will sell to the Purchaser 6,500,000 shares of the common stock (the "Shares") of Liquidpure Corp.

         In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, and the Purchaser agrees to purchase the Shares for the sum of US$650.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Vendor.

2. The Vendor represents and warrants to the Purchaser that the Vendor has good and marketable title to the Shares to be sold to the Purchaser pursuant to this Agreement and that the Shares are free and clear of all liens, security interests or pledges of any kind whatsoever. None of the Shares are or will be subject to any voting trust or agreement and no person holds or has the right to receive any proxy or similar instrument with respect to such Shares.

AGREED TO AND ACCEPTED effective the date first above written.


/s/ Amar Bahadoorsingh            /s/ John Hromyk
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Signature of Vendor               Signature of Purchaser


Amar Bahadoorsingh                John Hromyk
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Print Name of Vendor              Print Name of Purchaser